Exhibit 99.1

WARRANTEE INC.

1103, Kitahama Craft

2-4-1 Doshomachi, Chuo-ku

Osaka City, Osaka 541-0045, Japan

April 19, 2022

Via EDGAR

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Re:	Warrantee Inc.
Amendment No. 1 to the Draft Registration Statement on Form F-1 CIK No. 0001900564
Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Warrantee Inc., a corporation with limited liability organized under the laws of Japan (the “Company”), is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “Commission”) in connection with the Company’s draft registration statement on Form F-1, as amended, initially submitted on February 7, 2022 (the “Registration Statement”), relating to a proposed initial public offering and listing in the United States of American Depositary Shares representing the Company’s common shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, as of March 31, 2021 and 2020, and for each of the fiscal years ended March 31, 2021 and 2020, and unaudited interim consolidated financial statements as of September 30, 2021 and 2020, and for each of the six-months period ended September 30, 2020 and 2019.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F (the “Waiver Request”), which states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the filing (the “12-Month Requirement”).

The Company is submitting this Waiver Request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” In addition, in International Reporting and Disclosure Issues in the Division of Corporation Finance, dated November 1, 2004 (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), at Section III. B. c), staff of the Commission notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with the Waiver Request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.
2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.
4.	The Company does not anticipate that its audited consolidated financial statements for the year ended March 31, 2022 will be available until July 2022.
5.	In no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company has filed this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,
WARRANTEE INC.
By:	/s/ Yusuke Shono
Name:	Yusuke Shono
Title:	Chief Executive Officer